EXHIBIT 3
LOCK-UP AGREEMENT
July 25, 2018
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010
United States of America
Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen’s Road Central
Hong Kong
China International Capital Corporation Hong Kong Securities Limited
29th Floor, One International Finance Centre
1 Harbour View Street
Central, Hong Kong
As Representatives of the Several Underwriters named in Schedule A attached to the Underwriting Agreement
Ladies and Gentlemen:
The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several underwriters named in Schedule A to such agreement (collectively, the “Underwriters”), with Pinduoduo Inc., a company incorporated in the Cayman Islands (the “Company”), providing for an initial public offering (the “Offering”) of American Depositary Shares (the “ADSs”) representing Class A ordinary shares of the Company, par value US$0.000005 per share (the “Ordinary Shares”), pursuant to a Registration Statement on Form F-1 (File No. 333-226014) and a Registration Statement on Form F-6 (File No. 333-226185) filed with the U.S. Securities and Exchange Commission (the “SEC”).
In consideration of the agreement by the Underwriters to offer and sell the ADSs, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that during the period specified in the second following paragraph (the “Lock-Up Period”), the undersigned will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of directly or indirectly, any Ordinary Shares or ADSs or securities convertible into or exchangeable or exercisable for such Ordinary Shares or ADSs or publicly announce during the Lock-Up Period the undersigned’s intention to enter into any of the foregoing transactions, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, ADSs or any securities of the Company that are substantially similar to the ADSs or Ordinary Shares of the Company, or any options or warrants to purchase any ADSs or Ordinary Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive ADSs or Ordinary Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), whether any such aforementioned transaction is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives; provided, however, that the foregoing restrictions shall not apply to transactions relating to ADSs acquired in the Offering or open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of ADSs, Ordinary Shares or other securities acquired in such open market transactions. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Ordinary Shares or ADSs would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.
In addition, the undersigned agrees that, without the prior written consent of Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs.
The Lock-Up Period will commence on the date of this agreement (this “Agreement”) and continue until and include the date that is 180 days after the public offering date set forth on the final prospectus (the “Final Prospectus”) used to sell the ADSs (the “Public Offering Date”) pursuant to the Underwriting Agreement.  Except as otherwise provided in this Agreement, this Agreement shall terminate immediately upon the expiration of the Lock-Up Period.
The undersigned hereby agrees that, without limiting any other provision of this Agreement, prior to engaging in any transaction or taking any other action that is prohibited by the terms of this Agreement during the period from the date of this Agreement to the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.
Notwithstanding the foregoing restrictions, a transfer of Ordinary Shares or ADSs may be made (i) as a bona fide gift, (ii) through will or intestacy, or (iii) to an “immediate family” member or trust or entity beneficially owned and controlled by the undersigned,
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and for institutional shareholders (including the undersigned), a transfer of Ordinary Shares or ADSs to a partner, member or any of its other affiliates may be made, provided, in each case, that the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer, any such transfer shall not involve a disposition for value (except in the event of a transfer of Ordinary Shares or ADSs by the undersigned to any of its wholly-owned or wholly-controlled affiliates) and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer.  For the avoidance of doubt, a transfer of Ordinary Shares or ADSs may also be made with the prior written consent of Representatives on behalf of the Underwriters. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has and, for the duration of this Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares during the Lock-Up Period except in compliance with this Agreement.
If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.
In furtherance of the foregoing, the Company and its transfer agent and registrar for the Ordinary Shares and ADSs are hereby authorized to decline to make any transfer of Ordinary Shares or ADSs if such transfer would constitute a violation or breach of this Agreement.
Notwithstanding anything herein to the contrary, if (i) the Underwriting Agreement has not been executed by December 31, 2018, (ii) the closing of the Offering has not occurred by December 31, 2018, (iii) the Company notifies the Representatives in writing that it does not intend to proceed with the Offering, (iv) the Representatives advise the Company in writing prior to the execution of the Underwriting Agreement that they have determined not to proceed with the Offering, (v) a request for withdrawal of the registration statement relating to the Offering is filed with the SEC or the Company otherwise makes a public announcement of the termination of the Offering or (vi) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder, this Agreement shall automatically terminate and the undersigned shall be released
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immediately from all obligations under this Agreement without any further action by any person or entity.  The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Agreement.
This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
[Signature page to follow]

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Very truly yours,

/s/ Ma Huateng
Authorized Signatory: Tencent Mobility Limited

Very truly yours,

/s/ Ma Huateng
Authorized Signatory: Chinese Rose Investment Limited

Very truly yours,

/s/ Li Chaohui
Authorized Signatory: TPP Follow-on I Holding G Limited